UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2012 (May 2, 2012)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
( Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) (e) As previously announced, on May 2, 2012, Phebe N. Novakovic was appointed as President and Chief Operating Officer of General Dynamics Corporation. In connection with the appointment and effective upon taking the position, Ms. Novakovic will receive an annual salary of $1,100,000. Ms. Novakovic also received an award of 39,500 stock options, 3,740 shares of restricted stock and 3,740 performance restricted stock units in connection with the appointment.

(e) At the Annual Meeting of shareholders held on May 2, 2012, the shareholders of the company approved the General Dynamics 2012 Equity Compensation Plan (the “Plan”). The Plan had been previously approved by the Board of Directors on March 7, 2012. No awards have been granted under the Plan. The named executive officers of the company, along with other eligible employees and directors, are eligible to participate in the Plan. A description of the Plan is set forth under “Approval of the General Dynamics 2012 Equity Compensation Plan (Proposal 4)” in the company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2012, and is incorporated herein by reference. A copy of the Plan is attached as Exhibit 4.1 to the company’s Form S-8 registration statement filed with the Commission on May 3, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for matters submitted to the company’s shareholders for consideration at the Annual Meeting held on May 2, 2012, are set forth below.

In an uncontested election, each of the following nominees was elected to the Board of Directors according to the following votes:

	For	Against	Abstain	Broker Non-Votes
Mary T. Barra	291,086,897	7,116,275	250,007	24,037,628

Nicholas D. Chabraja	294,583,339	3,657,827	212,014	24,037,628

James S. Crown	271,415,060	26,787,352	250,768	24,037,628

William P. Fricks	276,766,182	21,434,343	252,655	24,037,628

Jay L. Johnson	292,246,492	4,887,229	1,319,459	24,037,628

James L. Jones	294,762,588	2,482,851	1,207,741	24,037,628

Paul G. Kaminski	275,385,215	22,812,631	255,334	24,037,628

John M. Keane	296,882,836	1,298,441	271,903	24,037,628

Lester L. Lyles	296,944,219	1,254,528	254,433	24,037,628

Phebe N. Novakovic	294,534,855	3,664,544	253,781	24,037,628

William A. Osborn	290,395,979	7,769,841	287,360	24,037,628

Robert Walmsley	296,864,670	1,318,737	269,773	24,037,628

The results of voting on Proposals 2 through 6 (as numbered in the company’s 2012 Proxy Statement) were as follows:

Proposal 2. Shareholders approved the selection of KPMG LLP as the company’s independent auditors for 2012.

	For	Against	Abstain	Broker Non-Votes
Approval of KPMG as Independent Auditors	319,750,161	2,510,627	230,019	—

Proposal 3. Shareholders approved, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2012 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

	For	Against	Abstain	Broker Non-Votes
Advisory Vote to approve on Executive Compensation	230,061,855	64,941,981	3,449,344	24,037,628

Proposal 4. Shareholders approved the General Dynamics 2012 Equity Compensation Plan.

	For	Against	Abstain	Broker Non-Votes
Approval of General Dynamics 2012 Equity Compensation Plan	246,439,847	51,582,953	430,380	24,037,628

Proposal 5. Shareholders rejected a shareholder proposal requesting management review policies related to human rights and to report its findings by December 2012.

	For	Against	Abstain	Broker Non-Votes
Shareholder Proposal with regard to Human Rights Policy	55,905,963	205,016,656	37,530,561	24,037,628

Proposal 6. Shareholders rejected a shareholder proposal requesting that the board adopt a policy that the chairman of the board be an independent director who has not previously served as an executive officer of the company.

	For	Against	Abstain	Broker Non-Votes
Shareholder Proposal with regard to an Independent Board Chairman	82,775,235	215,214,004	463,940	24,037,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: May 3, 2012